EXHIBIT 99.1
For Immediate Release
October 18, 2006
INVESTOR CONTACT
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q3 2006
DALLAS — October 18, 2006 — Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings for the third quarter of 2006.
•	Net income increased 4%

•	Net income from continuing operations increased 8%

•	EPS increased 7%

•	EPS adjusted for FAS 123R increased 11%

•	Loans held for investment grew 31%

•	Total loans grew 33%

•	Demand deposits grew 2%

•	Total deposits grew 20%
“We have completed another very good quarter in terms of growth and improved profitability,” said Jody Grant, Chairman and CEO. “Management’s commitment to improving operations has been evidenced by the sale of our RML division and the re-direction of our resources to those areas offering the greatest potential for the long-term profitability of the bank.”
FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q3 2006	Q3 2005	% Change
OPERATING RESULTS
From Continuing Operations
Net Income	$8,037	$7,445	8%
Diluted EPS	$.30	$.28	7%
ROA	.94%	1.03%
ROE	13.83%	14.14%
Diluted Shares	26,412	26,676

Consolidated results, including discontinued operations
Net Income	$7,870	$7,584	4%
Diluted EPS	$.30	$.28	7%
ROA	.91%	1.04%
ROE	13.54%	14.41%
Diluted Shares	26,412	26,676

BALANCE SHEET
Total Assets(1)	$3,463,009	$2,898,207	19%
Demand Deposits	467,750	457,333	2%
Total Deposits	2,776,648	2,312,345	20%
Loans Held for Investment	2,543,059	1,935,818	31%
Total Loans(1)	2,694,314	2,020,292	33%
Stockholders’ Equity	239,792	212,318	13%

(1)	From continuing operations

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $7.9 million and $8.0 million from continuing operations for the third quarter of 2006 compared to reported net income of $7.6 million and $7.4 million from continuing operations for the third quarter of 2005. On a fully diluted basis, reported earnings per share were $.30 for the three months ended September 30, 2006, compared to $.28 for the same quarter last year, an increase of 7 percent. On a fully diluted basis, assuming FAS 123R had been adopted at September 30, 2005, earnings per share in the third quarter of 2006 would have represented an increase of 11 percent compared to $.27 for the third quarter of 2005. FAS 123R expense for the third quarter of 2006 is approximately $742,000, representing $.02 on a fully diluted basis.
Return on average equity was 13.54 percent and return on average assets was .91 percent for the third quarter of 2006, compared to 14.41 percent and 1.04 percent, respectively, for the third quarter of 2005. From continuing operations, return on average equity was 13.83 percent and return on average assets was .94 percent for the third quarter of 2006, compared to 14.14 and 1.03 percent, respectively, for the third quarter of 2005.
Net interest income was $30.1 million for the third quarter of 2006, compared to $24.9 million for the third quarter of 2005. The increase was due to an increase in average earning assets of $487.5 million over levels reported in the third quarter of 2005 and an improvement in the net interest margin. The increase in average earning assets included a $594.9 million increase in average loans held for investment and an increase of $65.0 million in average loans held for sale, offset by a decrease of $136.2 million in average securities. The net interest margin in the third quarter of 2006 from continuing operations was 3.80 percent, an 8 basis point increase from the third quarter of 2005 and a 7 basis point decrease from the second quarter of 2006. The improvement in the net interest margin for the third quarter of 2006 as compared to the third quarter of 2005 resulted primarily from a 153 basis point increase in the yield on earning assets while interest expense as a percentage of earning assets increased by only 145 basis points.
Average total deposits increased by $679.1 million from the third quarter of 2005 and by $294.2 from the second quarter of 2006. For the same periods, the average balance of demand deposits increased to $464.6 million from $420.3 million and declined by $3.8 million from the second quarter of 2006. Average interest bearing liabilities increased $448.2 million from the third quarter of 2005, net of a $238.9 million decrease in other borrowings.
Key measures of credit quality remained favorable and consistent with previous guidance for 2006 operating results. In the third quarter of 2006, the Company realized net recoveries of $445,000, compared to net recoveries of $134,000 in the third quarter of 2005 and net charge-offs of $1.5 million in the second quarter of 2006. For the most recent 12-month period, the net charge-off ratio was .05 percent. Non-accrual loans were $6.4 million, or .25 percent of loans, at the end of the third quarter of 2006, compared to $1.3 million, or .07 percent of loans, at the end of third quarter of 2005, and $5.1 million, or .21 percent at the end of the second quarter of 2006. Loans 90 days past due and still accruing were $2.6 million at the end of the third quarter of 2006 and included $2.6 million in premium finance loans, compared to $941,000 at the end of the third quarter of 2005. The premium finance loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date. The Company recorded a $750,000 provision for loan losses in the third quarter of 2006. Reserve coverage of historical losses, non-performing assets and classified loans remains strong. In management’s opinion, the reserve is sufficient to cover all reasonably expected losses in the portfolio and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio.
Non-interest income for the third quarter of 2006 increased $1.8 million, or 52 percent, to

$5.4 million from $3.6 million in the third quarter of 2005. The increase is primarily related to a $943,000 increase in insurance commission income from $114,000 to $1.1 million due to increased focus on the insurance business. Rental income on leased equipment increased $1.1 million related to expansion of our operating lease portfolio. Additionally, trust fee income increased $230,000 due to continued growth of trust assets.
Non-interest expense for the third quarter of 2006 increased $5.4 million, or 32 percent, to $22.5 million from $17.1 million in the third quarter of 2005. The increase is primarily related to a $2.9 million increase in salaries and employee benefits to $13.1 million from $10.2 million, of which $742,000 relates to FAS 123R. The increase in salaries and employee benefits resulted from an increase in commissions and incentives for insurance lines of business, the total number of employees related to the addition of the premium finance business and general business growth. Leased equipment depreciation increased $883,000 from $45,000 to $928,000 in the third quarter of 2006 related to expansion of our operating lease portfolio. Occupancy expense increased $440,000 from $1.5 million to $2.0 million in the third quarter of 2006 relating to our general business growth.
On September 29, 2006, Texas Capital Bancshares, Inc. issued $41.2 million of trust preferred, which matures in 2036. The proceeds were used to augment capital for support of future growth.
On October 16, 2006, Texas Capital Bank completed the sale of its Residential Mortgage Loan division. The sale was effective as of September 30, 2006, and is, accordingly, reported as a discontinued operation. The effects of the discontinued operations on operating results, including the proceeds of the sale, are reflected in the financial statements and schedules. The Bank’s mortgage warehouse operations were not part of the sale, and are included in the results from continuing operations.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)

	3rdQuarter	2ndQuarter	1stQuarter	4th Quarter	3rdQuarter
	2006	2006	2006	2005	2005

CONSOLIDATED STATEMENT OF OPERATIONS
Interest income	$62,848	$57,434	$50,666	$46,815	$42,806
Interest expense	32,747	28,421	23,799	20,494	17,933

Net interest income	30,101	29,013	26,867	26,321	24,873
Provision for loan losses	750	2,250	—	—	—

Net interest income after provision for loan losses	29,351	26,763	26,867	26,321	24,873
Non-interest income	5,406	4,675	4,418	3,845	3,559
Non-interest expense	22,563	21,968	20,893	18,844	17,144

Income from continuing operations before income taxes	12,194	9,470	10,392	11,322	11,288
Income tax expense	4,157	3,230	3,543	3,833	3,843

Net income from continuing operations (after-tax)	$8,037	$6,240	$6,849	$7,489	$7,445
Income (loss) from discontinued operations (after-tax)	(167)	101	(206)	256	139

Net income	$7,870	$6,341	$6,643	$7,745	$7,584

Diluted EPS from continuing operations	$.30	$.24	$.26	$.28	$.28
Diluted EPS	$.30	$.24	$.25	$.29	$.28

Diluted shares	26,411,834	26,524,552	26,567,893	26,736,858	26,676,335

CONSOLIDATED BALANCE SHEET DATA
Total assets	$3,463,009	$3,381,099	$3,158,044	$3,003,439	$2,898,207
Loans held for investment	2,543,059	2,417,814	2,263,007	2,075,961	1,935,818
Loans held for sale	151,255	133,112	95,397	72,383	84,474
Securities	554,732	573,053	604,987	630,482	674,792
Demand deposits	467,750	532,130	481,410	512,294	457,333
Total deposits	2,776,648	2,922,494	2,463,719	2,495,179	2,312,345
Other borrowings	338,801	173,730	441,991	265,721	366,501
Long-term debt	113,406	72,168	46,394	46,394	20,620
Stockholders’ equity	239,792	224,693	221,766	215,523	212,318

End of period shares	26,031,829	25,940,874	25,854,651	25,771,718	25,672,369
Book value (excluding securities gains/losses)	$9.50	$9.20	$8.94	$8.68	$8.36

SELECTED FINANCIAL RATIOS
Net interest margin	4.01%	4.10%	4.09%	4.13%	3.97%
Net interest margin from continuing operations	3.80%	3.87%	3.87%	3.87%	3.72%
Return on average assets	.91%	.78%	.88%	1.04%	1.04%
Return on average assets from continuing operations	.94%	.77%	.91%	1.02%	1.03%
Return on average equity	13.54%	11.39%	12.22%	14.53%	14.41%
Return on average equity from continuing operations	13.83%	11.21%	12.60%	14.05%	14.14%
Efficiency ratio(1)	63.5%	65.2%	66.8%	62.5%	60.3%
Non-interest expense to earning assets(1)	2.83%	2.91%	2.98%	2.74%	2.54%
Tier 1 capital ratio	11.1%	10.1%	9.6%	10.1%	9.5%
Total capital ratio	11.8%	10.7%	10.3%	10.8%	10.3%
Tier 1 leverage ratio	10.2%	9.1%	8.6%	8.7%	7.8%

(1)	From continuing operations

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	September 30,	September 30,	%
	2006	2005	Change

Assets
Cash and due from banks	$113,461	$105,584	7%
Federal funds sold	—	38,110	N/M
Securities, available-for-sale	554,732	674,792	(18)%
Loans held for sale	151,255	84,474	79%
Loans held for sale from discontinued operations	31,004	34,455	(10)%
Loans held for investment (net of unearned income)	2,543,059	1,935,818	31%
Less: Allowance for loan losses	20,841	18,908	10%

Loans held for investment, net	2,522,218	1,916,910	32%
Premises and equipment, net	31,605	6,916	N/M
Accrued interest receivable and other assets	76,616	63,203	21%
Goodwill and intangibles, net	13,122	8,218	59%

Total assets	$3,494,013	$2,932,662	19%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$467,750	$457,333	2%
Interest bearing	1,490,010	1,318,108	13%
Interest bearing in foreign branches	818,888	536,904	53%

Total deposits	2,776,648	2,312,345	20%

Accrued interest payable	5,188	4,051	28%
Other liabilities	20,178	16,827	20%
Federal funds purchased	181,780	93,897	94%
Repurchase agreements	55,844	271,044	(79)%
Other borrowings	101,177	1,560	N/M
Long-term debt	113,406	20,620	450%

Total liabilities	3,254,221	2,720,344	20%

Stockholders’ equity:
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 26,031,829 and 25,672,369 at September 30, 2006 and 2005, respectively	261	257
Additional paid-in capital	179,017	174,904
Retained earnings	68,093	39,494
Treasury stock (shares at cost: 84,274 at September 30, 2006 and 2005, respectively)	(573)	(573)
Deferred compensation	573	573
Accumulated other comprehensive income (loss)	(7,579)	(2,337)

Total stockholders’ equity	239,792	212,318	13%

Total liabilities and stockholders’ equity	$3,494,013	$2,932,662	19%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005

Interest income
Interest and fees on loans	$56,320	$35,023	$150,812	$88,454
Securities	6,488	7,442	20,045	23,625
Federal funds sold	24	334	51	428
Deposits in other banks	16	7	40	137

Total interest income	62,848	42,806	170,948	112,644
Interest expense
Deposits	28,337	13,658	70,013	33,037
Federal funds purchased	1,753	734	6,094	2,669
Repurchase agreements	665	2,706	3,429	7,251
Other borrowings	634	451	2,078	809
Long-term debt	1,358	384	3,353	1,069

Total interest expense	32,747	17,933	84,967	44,835

Net interest income	30,101	24,873	85,981	67,809
Provision for loan losses	750	—	3,000	—

Net interest income after provision for loan losses	29,351	24,873	82,981	67,809
Non-interest income
Service charges on deposit accounts	780	816	2,441	2,390
Trust fee income	1,008	778	2,717	1,979
Bank owned life insurance (BOLI) income	255	267	833	846
Brokered loan fees	656	962	1,508	1,581
Insurance commissions	1,057	114	2,588	399
Equipment rental income	1,147	43	2,475	58
Other	503	579	1,937	1,457

Total non-interest income	5,406	3,559	14,499	8,710
Non-interest expense
Salaries and employee benefits	13,181	10,237	38,650	28,156
Net occupancy expense	1,960	1,520	6,014	4,495
Leased equipment depreciation	928	45	2,095	46
Marketing	712	711	2,352	2,168
Legal and professional	1,634	1,183	4,467	3,383
Communications and data processing	861	658	2,316	2,227
Franchise taxes	58	49	223	139
Other	3,229	2,741	9,307	6,668

Total non-interest expense	22,563	17,144	65,424	47,282

Income from continuing operations before income taxes	12,194	11,288	32,056	29,237
Income tax expense	4,157	3,843	10,930	9,950

Income from continuing operations (after-tax)	8,037	7,445	21,126	$19,287
Income (loss) from discontinued operations (after-tax)	(167)	139	(272)	160

Net income	$7,870	$7,584	$20,854	$19,447

Basic earnings per share:
Income from continuing operations	$.31	$.29	$.82	$.75
Net income	$.30	$.30	$.80	$.76

Diluted earnings per share:
Income from continuing operations	$.30	$.28	$.80	$.72
Net income	$.30	$.28	$.79	$.73

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)

	3rd Quarter		2nd Quarter		1st Quarter		4th Quarter		3rd Quarter
	2006		2006		2006		2005		2005

Beginning balance	$19,646		$18,909		$18,897		$18,908		$18,774
Loans charged-off:
Commercial	70		1,618		—		60		14
Real estate	—		—		—		—		—
Consumer	—		—		3		8		32
Leases	—		30		10		6		—

Total	70		1,648		13		74		46
Recoveries:
Commercial	441		5		4		3		115
Consumer	—		—		1		—		—
Leases	74		130		20		60		65

Total recoveries	515		135		25		63		180

Net charge-offs (recoveries)	(445)		1,513		(12)		11		(134)
Provision for loan losses	750		2,250		—		—		—

Ending balance	$20,841		$19,646		$18,909		$18,897		$18,908

Reserve to loans held for investment (2)	.82%		.81%		.84%		.91%		.98%
Reserve to average loans held for investment (2)	84%		.83%		.87%		.94%		1.00%
Net charge-offs (recoveries) to average loans (1) (2)	(.07)%		.26%		(.00)%		.00%		(.03)%
Net charge-offs (recoveries) to average loans for last twelve months(1) (2)	.05%		.07%		(.01)%		(.01)%		.00%
Provision for loan losses to average loans (1) (2)	.12%		.38%		—		—		—
Recoveries to gross charge-offs	735.71%		8.19%		192.31%		85.14%		391.3%
Reserve as a multiple of net charge-offs	N/M		13.0	x	N/M		1,717.9	x	N/M

Non-performing loans:
Loans past due (90 days) (3)	$2,627		$2,746		$2,824		$2,795		$941
Non-accrual	6,432		5,063		6,032		5,657		1,353

Total	$9,059		$7,809		$8,856		$8,452		$2,294

Other real estate owned	$882		$89		$89		—		—

Reserve to non-performing loans	2.3	x	2.5	x	2.1	x	2.2	x	8.2	x
Reserve to non-accrual loans	3.2	x	3.9	x	3.1	x	3.3	x	14.0	x
Reserve to non-performing assets	2.1	x	2.5	x	2.1	x	2.2	x	8.2	x
Non-accrual loans to loans(2)	.25%		.21%		.27%		.27%		.07%
Loans past due 90 days to loans(2)	.10%		.11%		.12%		.13%		.05%
Non-performing loans to loans(2)	.36%		.32%		.39%		.41%		.12%

(1)	Interim period ratios are annualized.

(2)	Excludes loans held for sale.

(3)	At September 30, 2006, loans past due 90 days and still accruing includes premium finance loans of $2.6 million (98% of total). These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take up to 180 days from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(Dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2006	2006	2006	2005	2005

Interest income
Interest and fees on loans	$56,320	$50,692	$43,800	$39,535	$35,023
Securities	6,488	6,726	6,831	7,087	7,442
Federal funds sold	24	3	24	183	334
Deposits in other banks	16	13	11	10	7

Total interest income	62,848	57,434	50,666	46,815	42,806
Interest expense
Deposits	28,337	22,369	19,307	16,991	13,658
Federal funds purchased	1,753	2,433	1,908	919	734
Repurchase agreements	665	1,562	1,202	1,727	2,706
Other borrowings	634	890	554	68	451
Long-term debt	1,358	1,167	828	789	384

Total interest expense	32,747	28,421	23,799	20,494	17,933

Net interest income	30,101	29,013	26,867	26,321	24,873
Provision for loan losses	750	2,250	—	—	—

Net interest income after provision for loan losses	29,351	26,763	26,867	26,321	24,873
Non-interest income
Service charges on deposit accounts	780	805	856	833	816
Trust fee income	1,008	866	843	760	778
Bank owned life insurance (BOLI) income	255	292	286	290	267
Brokered loan fees	656	483	369	178	962
Insurance commissions	1,057	808	723	648	114
Equipment rental income	1,147	815	513	178	43
Other	503	606	828	958	579

Total non-interest income	5,406	4,675	4,418	3,845	3,559
Non-interest expense
Salaries and employee benefits	13,181	13,067	12,402	10,740	10,237
Net occupancy and equipment expense	1,960	1,984	2,070	1,561	1,520
Leased equipment depreciation	928	786	381	148	45
Marketing	712	924	716	806	711
Legal and professional	1,634	1,365	1,468	1,783	1,183
Communications and data processing	861	756	699	673	658
Franchise taxes	58	104	61	134	49
Other	3,229	2,982	3,096	2,999	2,741

Total non-interest expense	22,563	21,968	20,893	18,844	17,144

Income from continuing operations before income taxes	12,194	9,470	10,392	11,322	11,288
Income tax expense	4,157	3,230	3,543	3,833	3,843

Income from continuing operations (after-tax)	8,037	6,240	6,849	7,489	7,445
Income (loss) from discontinued operations (after-tax)	(167)	101	(206)	256	139

Net income	$7,870	$6,341	$6,643	$7,745	$7,584

QUARTERLY FINANCIAL SUMMARY – UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)

	3rd Quarter 2006			2nd Quarter 2006			1st Quarter 2006			4th Quarter 2005			3rd Quarter 2005
	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate	Balance	Expense (1)	Rate
Assets
Securities – Taxable	$507,156	$6,055	4.74%	$537,934	$6,291	4.69%	$567,653	$6,396	4.57%	$598,280	$6,653	4.41%	$643,319	$7,007	4.32%
Securities – Non-taxable(2)	48,595	666	5.44%	48,614	669	5.52%	48,635	669	5.58%	48,655	668	5.45%	48,675	669	5.45%
Federal funds sold	1,750	24	5.44%	200	3	6.02%	2,233	24	4.36%	18,553	183	3.91%	37,532	334	3.53%
Deposits in other banks	1,498	16	4.24%	908	13	5.74%	1,079	11	4.13%	980	10	4.05%	895	7	3.10%
Loans held for sale	150,225	2,747	7.25%	103,483	1,752	6.79%	71,282	1,154	6.57%	70,355	1,141	6.43%	85,252	1,311	6.10%
Loans held for sale from discontinued operations(3)	27,422	2,278	32.96%	33,806	2,462	29.21%	30,748	2,141	28.24%	29,527	2,380	31.98%	35,929	2,339	25.83%
Loans held for investment	2,479,057	53,573	8.57%	2,360,189	48,940	8.32%	2,168,410	42,646	7.98%	2,006,132	38,394	7.59%	1,884,161	33,713	7.10%
Less reserve for loan losses	19,823	–	–	19,129	–	–	18,898	–	–	18,924	–	–	18,882	–	–

Loans, net of reserve	2,636,881	58,598	8.82%	2,478,349	53,154	8.60%	2,251,542	45,941	8.28%	2,087,090	41,915	7.97%	1,986,460	37,363	7.46%

Total earning assets	3,195,880	65,359	8.11%	3,066,005	60,130	7.87%	2,871,142	53,041	7.49%	2,753,558	49,429	7.12%	2,716,881	45,380	6.63%
Cash and other assets	217,663			208,502			205,999			189,004			175,986

Total assets	$3,413,543			$3,274,507			$3,077,141			$2,942,562			$2,892,867

Liabilities and Stockholders’ Equity
Transaction deposits	$99,549	$303	1.21%	$112,046	$310	1.11%	$117,685	$312	1.08%	$108,245	$282	1.03%	$107,398	$271	1.00%
Savings deposits	769,271	8,684	4.48%	701,007	7,257	4.15%	671,102	6,195	3.74%	691,575	5,800	3.33%	628,019	4,442	2.81%
Time deposits	643,708	8,069	4.97%	684,630	7,784	4.56%	635,250	6,664	4.25%	564,405	5,561	3.91%	614,433	5,548	3.58%
Deposits in foreign branches	845,338	11,281	5.29%	562,223	7,018	5.01%	541,084	6,136	4.60%	518,316	5,348	4.09%	373,298	3,397	3.61%

Total interest bearing deposits	2,357,866	28,337	4.77%	2,059,906	22,369	4.36%	1,965,121	19,307	3.98%	1,882,541	16,991	3.58%	1,723,148	13,658	3.14%
Other borrowings	265,772	3,358	5.01%	439,230	5,234	4.78%	380,832	3,951	4.21%	325,350	2,954	3.60%	504,700	4,146	3.26%
Long-term debt	73,064	1,358	7.37%	64,521	1,167	7.25%	46,394	828	7.24%	44,716	789	7.00%	20,620	384	7.39%

Total interest bearing liabilities	2,696,702	33,053	4.86%	2,563,657	28,770	4.50%	2,392,347	24,086	4.08%	2,252,607	20,734	3.65%	2,248,468	18,188	3.21%
Demand deposits	464,645			468,449			445,012			458,743			420,288
Other liabilities	21,633			19,055			19,309			19,701			15,265
Stockholders’ equity	230,563			223,346			220,473			211,511			208,846

Total liabilities and stockholders’ equity	$3,413,543			$3,274,507			$3,077,141			$2,942,562			$2,892,867

Net interest income		$32,306			$31,360			$28,955			$28,695			$27,192
Net interest margin			4.01%			4.10%			4.09%			4.13%			3.97%

Net interest income from discontinued operations		$1,972			$2,113			$1,854			$2,140			$2,084

Net interest income from continuing operations:		$30,334			$29,247			$27,101			$26,555			$25,108
Total earning assets from continuing operations	$3,168,458			$3,032,199			$2,840,394			$2,724,031			$2,680,952
Net interest margin from continuing operations			3.80%			3.87%			3.87%			3.87%			3.72%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.

(3)	Revenue includes origination fees and other loan fees for our residential mortgage loans that are earned when the loan is sold. This increases our overall yield on these loans since most of the mortgage loans are on our books for less than 30 days.